UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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Sabre Holdings Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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3150 Sabre Drive

Southlake, Texas 76092

NOTICE OF RESCHEDULING OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 29, 2007

To Our Stockholders:

We have rescheduled the special meeting of stockholders of Sabre Holdings Corporation, a Delaware corporation (“Sabre Holdings” or the “Company”), previously scheduled for March 23, 2007. The special meeting will be held on Thursday, March 29, 2007, at 10:00 a.m. Central Daylight Time, at:

Irving Arts Center, Dupree Theater, 3333 North MacArthur Blvd, Irving, Texas 75062

You can find directions and a map to the meeting in the Investors section of our website, www.sabre-holdings.com/investor.

We have rescheduled the special meeting in order to provide our stockholders with the opportunity to review certain additional disclosures contained in the company’s Form 8-K/A submitted to the U.S. Securities and Exchange Commission on March 19, 2007. A copy of the Form 8-K/A is enclosed for your convenience.

The special meeting is being held for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 12, 2006 (as it may be amended from time to time, the “merger agreement”), among the Company, Sovereign Holdings, Inc. and Sovereign Merger Sub, Inc. and approve the merger;

2.	To consider and vote on a proposal to approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

3.	To consider any other business as may properly come before the meeting or any postponement or adjournment thereof.

Your board of directors, by a unanimous vote of the directors present (with Mr. Gilliland, our Chairman and Chief Executive Officer, abstaining to ensure the independence of the vote), has approved and recommends that you vote “FOR” the adoption of the merger agreement and the approval of the merger and “FOR” the adjournment proposal for the purpose of soliciting additional proxies, which are discussed in more detail in the proxy statement that was previously mailed to you.

Only holders of record of Sabre Holdings’ Class A Common Stock, par value $.01 per share (“Common Stock”) at the close of regular trading on the New York Stock Exchange on February 20, 2007 are entitled to notice of the special meeting and to vote at the meeting or at any postponement or adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our principal executive offices at 3150 Sabre Drive, Southlake, Texas, during ordinary business hours for 10 days prior to the special meeting.

Your vote is very important, regardless of the number of shares of the Company’s Common Stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Sabre Holdings’ Common Stock entitled to vote on it. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the proxy card that was previously mailed to you and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

You also may vote your shares by proxy using a toll-free telephone number or the internet. We have provided instructions on the proxy card for using these services. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement, but will not affect the outcome of the vote regarding the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies. If you are a stockholder of record and do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Sabre Holdings stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they deliver a written demand for appraisal to Sabre Holdings before the vote is taken on the merger agreement and they comply with the other requirements of Delaware law, which are summarized in the proxy statement.

By order of the Board of Directors

James F. Brashear

Corporate Secretary

March 19, 2007